CCBT Financial Companies, Inc.                                          6/4/2001
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                                                                      Exhibit 16



               May 31, 2001

               Securities and Exchange Commission
               450 Fifth Street, NW
               Washington, D.C. 20549

               Re:           CCBT Financial Companies, Inc.
                             File No. 000-25381

               Dear Sir or Madam:

               We have read Item 4 of the Form 8-K of CCBT Financial Companies, Inc. dated May 22, 2001, and agree with the statements contained therein.


               Very truly yours,


               /s/ GRANT THORNTON LLP